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                                                                   Exhibit 10.25

                               AMENDMENT NO. 1 TO

                              EMPLOYMENT AGREEMENT

     This Amendment No. 1 (the "Amendment") to the Employment Agreement, dated as of August 13, 1998 (the "Existing Agreement"), by and among Voxware, Inc. (the "Company") and Nicholas Narlis ("Executive"), is entered as of this 25th day of June, 2003.

     WHEREAS, the Company proposes to issue and sell shares of its Series D Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Shares") to certain investors (the "Investors") pursuant to the terms of a certain Series D Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated on or about the date hereof;

     WHEREAS, it is a condition to the Investors' purchase of the Shares that the Company and Executive amend the Existing Agreement in accordance with the terms stated herein;

     WHEREAS, the Company and Executive, agreeing that this Amendment is in their mutual best interests and in the interests of each of them singly, wish to amend the Existing Agreement in accordance with the terms stated herein; and

     WHEREAS, Executive acknowledges the receipt and sufficiency of the consideration for which he is entering into this Amendment, including without limitation the acceleration of certain unvested stock options in accordance with the terms stated herein and the benefits to the Company and to him personally of the consummation of the transactions contemplated by the Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment, the parties mutually agree as follows:

1. That paragraph 7(e) of the Existing Agreement shall be and hereby is amended and restated in its entirety to read as follows:

     "In the event that Executive's employment is terminated by the Company at any time under paragraph 7(a)(2) above, the Company shall: (i) pay Executive for a period of six (6) months following the date of termination of employment (such period being hereinafter referred to as the "Severance Period") his Salary at the then current rate, payable in such installments as the Company customarily pays Executive, which amount shall be in lieu of any and all other payments due and owing to Executive under the terms of this Agreement (other than any payments constituting reimbursement of expenses pursuant to Section 3(c) hereof), and (ii) continue to allow Executive to participate during the Severance Period, at the Company's expense (except to the extent that Executive shared such expense prior to termination of employment), in the Company's health insurance and disability insurance programs, if any, to the extent permitted under such programs. Any payments received by Executive from employment with another employer or from any consulting position taken during the Severance Period (including, without limitation, salaries, fees, commissions and bonuses) shall reduce, but not below zero, the amount payable by the Company to Executive pursuant to this paragraph 7(e); provided, that, assuming Executive's compliance with the terms of this paragraph 7(e), in no event shall Executive be required to return to the Company any amounts previously paid to Executive pursuant to this paragraph 7(e). Notwithstanding the foregoing, Executive shall be permitted to perform consulting services on up to an aggregate of 20 days during the Severance Period, subject to the restrictions of Section 5 above and the other provisions hereof, provided that Executive shall promptly remit or cause to be remitted, forty percent (40%) of any cash and other non-equity compensation amounts received or receivable by Executive with respect to such

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     consulting services (whether received during or after the Severance Period)
     to the Company as an offset to the payments during the Severance Period (provided that such offset shall not reduce the aggregate payments during the Severance Period below zero). Executive shall notify the Company prior to accepting any employment or a consulting position during the Severance Period."

2. A new paragraph, enumerated as paragraph 7(f), shall be added to the Existing Agreement and shall read in its entirety as follows:

     "Upon termination of Executive's employment by the Company at any time under paragraph 7(a)(2) above, the vesting of all unvested stock options granted under the Company's 2003 Stock Incentive Plan that are then held by Executive ("New Options") shall accelerate in accordance with one of the two following alternatives, as applicable: (i) if Executive is so terminated within one (1) year of June 25, 2003, then the vesting schedule of all such New Options shall accelerate so that an aggregate of 25% of the shares of the common stock, par value $0.001 per share, of the Company ("Common Stock") originally issuable upon the exercise of each New Option shall be immediately exercisable; and (ii) if Executive is so terminated on or after one (1) year from June 25, 2003, then the vesting schedule of all such New Options shall accelerate so that an additional 12.5% of the number of shares of Common Stock originally issuable upon the exercise of each New Option shall be immediately exercisable (to the extent unvested shares of Common Stock remain under any such New Options), provided, however, that in the case of both (i) and (ii) above in no event shall any New Options remain exercisable beyond the earlier to occur of (a) three (3) months after the effective date of the termination of Executive's employment by the Company pursuant to paragraph 7(a)(2) above and (b) the Final Exercise Date (as defined in the applicable agreement with respect to a New Option) of the applicable New Option."

3. A new paragraph, enumerated as paragraph 14(e), shall be added to the Existing Agreement and shall read in its entirety as follows:

     "The provisions set forth in Sections 4, 5, 6, 9, 11, 12, 13 and 14 of this Agreement shall survive the expiration or any termination of this Agreement."

4. Except as set forth in this Amendment, all terms and provisions of the Existing Agreement shall remain in full force and effect in accordance with the terms thereof. This Amendment and its terms and provisions shall be effective as of the date first written above. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Existing Agreement. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. For the purposes of executing this Amendment, (i) a document signed and transmitted by facsimile machine or telecopier shall be treated as an original document; and (ii) the signature of any party on such document shall be considered as an original signature. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed in the State of New Jersey.

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     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1
TO THE EMPLOYMENT AGREEMENT as of the date set forth in the first paragraph hereof.

                                            THE COMPANY:

                                            VOXWARE, INC.


                                            By: ________________________________
                                            Name: Bathsheba J. Malsheen
                                            Title: President and CEO


                                            EXECUTIVE:


                                            ____________________________________
                                            Nicholas Narlis